EXHIBIT 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of First Litchfield Financial Corporation (the "Company") on Form 10-Q for the period ending September 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Joseph J. Greco, President and Chief Executive Officer of the Company, and Carroll A. Pereira, Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Joseph J. Greco                         /s/ Carroll A. Pereira
-------------------                         ----------------------
Joseph J. Greco                             Carroll A. Pereira
President and Chief Executive Officer       Principal Financial and Accounting Officer
November 14, 2007                           November 14, 2007

The foregoing certificate is furnished solely for purposes of complying with
Section 906 of the Sarbanes-Oxley Act of 2002 and for no other purpose whatsoever. Notwithstanding anything to the contrary set forth herein or in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate the Company's future filings, including this Report on Form 10-Q, in whole or in part, this Certificate shall not be incorporated by reference into any such filings.